UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE MOUNTAIN ECO TOURS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7380 Primary Standard Industrial Classification Code Number	68-0680858 IRS Employer Identification Number

11 Rocky Road, Queensborough

Kingston, Jamaica 19

Telephone:  876-310-7166

(Address and telephone number of principal executive offices)

Incsmart.biz Inc

4421 Edward Avenue

Las Vegas, Nevada 89108

Tel: 888.681.9777

Fax:  888.679.8222

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐      Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	3,041,000	$0.01	$30,410	$3.48

(1)	Determined arbitrarily using the last sale price of our common stock to investors.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (a) and (o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated April ___, 2012

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PROSPECTUS

Blue Mountain Eco Tours Inc.

3,041,000 SHARES
COMMON STOCK

This prospectus relates to the resale by certain selling shareholders up to 3,041,000 shares of common stock of Blue Mountain Eco Tours Inc. (“Blue Mountain”, “we”, “us”) held by the selling shareholders of Blue Mountain.

Our common stock is presently not traded on any market or securities exchange.

_________________

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7-13.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  Currently, our common stock is not traded on any exchange or on the Over-the-Counter market and there has been no market for our securities.  Each of the selling shareholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).  We determined this offering price arbitrarily by using last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC Bulletin Board.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

______________

The Date of This Prospectus Is: April ___, 2012

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The following table of contents has been designed to help you find information contained in this prospectus.  We encourage you to read the entire prospectus.

TABLE OF CONTENETS

Prospectus Summary                                                                                                             5

Prospective investors are urged to read this prospectus in its entirety.                                       5

Risk Factors related to our Business and Industry                                                                    7

Forward-Looking Statements                                                                                                11

Use of Proceeds                                                                                                                  11

Determination of Offering Price                                                                                        11

Dilution                                                                                                                                 11

Selling Shareholders                                                                                                           11

Shareholders                                                                                                                       11

Plan of Distribution                                                                                                              12

Description of Securities                                                                                                      13

Interests of Named Experts and Counsel                                                                              14

Description of Business                                                                                                       14

Market for Common Equity and Related Stockholder Matters                                                19

Plan of Operation                                                                                                                20

Changes In and Disagreements with Accountants                                                                 22

Available Information                                                                                                          22

Directors, Executive Officers, Promoters and Control Persons                                               22

Executive Compensation                                                                                                      24

Security Ownership of Certain Beneficial Owners and Management                                      25

Certain Relationships and Related Transactions                                                                    25

Disclosure of Commission Position of Indemnification for                                                      25

Securities Act of 1933 Liabilities                                                                                          25

Financial Statements                                                                                                           26

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Prospectus Summary

Prospective investors are urged to read this prospectus in its entirety.

As used in this prospectus, references to the “Company,” “we,” “our,” “us” or “Blue Mountain” refer to Blue Mountain Eco Tours Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Blue Mountain was founded in the State of Nevada on December 13, 2010.  We are a Jamaican based corporation and operate a tourism business.  Our primary focus is to offer eco-tourism excursions into the backcountry regions of Jamaica.  Blue Mountain will fill a market need by offering tourists hiking experiences into the most remote parts of this mountain region.  As a part of our long-term strategy we intend to build an exclusive base-camp and offer helicopter transportation to allow for greater access to area’s backcountry.  We also plan to expand our services to the North American market in the future if we have the available resources and growth to warrant it.  We are a development stage company and cannot state with certainty whether we will achieve profitability.  We do not have revenues, have minimal assets and have incurred losses since inception.  To date, our business operations have been limited to primarily, the development of a business plan, and company website.

We must raise additional capital in order for our business plan to succeed.  We are not raising any money in this offering.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.  Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment. Our auditors have issued a going concern opinion.  This means that that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Even though the negotiation of additional agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

We were incorporated on December 13, 2010 under the laws of the state of Nevada.  Our principal office is located at 11Rocky Road, Queensborough, Kingston Jamaica, 19.  Our telephone number is 876-310-7166.  Our fiscal year end is December 31.

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The Offering:

Securities Being Offered	The selling shareholders are hereby offering up to 3,041,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board, if our shares of common stock are ever quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by using the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC Bulletin Board.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 3,041,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Shares outstanding prior to offering	3,041,000 shares of common stock.
Shares outstanding after offering	3,041,000
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There is no market for our shares of common stock.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

The tables and information below are derived from our audited financial statements for the period from Inception (December 13, 2010) to December 31, 2011.  Our working capital deficit as at December 31, 2011 was $5,490.

As of December 31, 2011 (Audited)
Balance Sheet
Total Assets	$1,884
Total Liabilities	$7,374
Stockholders’ Equity	$(5,490)
Period from Inception (December 13, 2010) to December 31, 2011 (Audited)
Income Statement
Revenue	$-
Total Expenses	$45,440
Net Loss	$(45,440)

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  We do not currently have a trading price for our common stock.  If and when our common stock become eligible for trading on the Over-the-Counter Bulletin Board, the trading price could decline due to any of these risks, and you may lose all or part of your investment.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While on December 31, 2011, we had cash on hand of $1,884 we have accumulated a deficit of $45,440 in business development and administrative expenses.  Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  We anticipate that the minimum additional capital necessary to fund our planned operations for the 12-month period will be approximately $5,800 and will be needed for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company.  We have not generated any revenue from operations to date.  In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.

We are not raising any money in this offering.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.  Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN REVENUES OR PROFITABILITY.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

We were incorporated on December 13, 2010, and our net loss since inception is $45,440, of which $20,066 is for office and general and $15,374 for professional fees.  We have a very limited history of operations upon which an evaluation of our future success or failure can be made.

Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that we will be able to expand our business operations.  Even if we expand our operations, at present, we do not know precisely when this will occur.

We cannot guarantee that we will be successful in generating revenues and profit in the future.  Failure to generate revenues and profit will cause us to suspend or cease operations.  If this happens, you could lose all or part of your investment.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive.  There are many Tourist based business on the Island of Jamaica and our services are not unique to their services.  Even though the industry is highly fragmented, it has a number of large and well-established companies, which are profitable and have developed a brand name.  Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

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WE CURRENTLY HAVE IDENTIFIED SEVERAL POTENTIAL CUSTOMERS.  IF WE DO NOT ATTRACT NEW CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We have not identified any other customers and we cannot guarantee we ever will have any other customers.  Even if we obtain new customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.

THE TOURISM INDUSTRY MIGHT BE AFFECTED BY GENERAL ECONOMIC DECLINE AND THIS COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND COULD LEAD TO LOWER REVENUES THAN EXPECTED.

The tourism industry might be affected by general economic decline.  We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

IF WE ARE UNABLE TO BUILD AND MAINTAIN OUR BRAND IMAGE AND REPUTATION, OUR BUSINESS MAY SUFFER.

We are a new company, having been formed and commenced operations only in 2010.  Our success depends on our ability to build and maintain the brand image for our services.  We cannot assure you, however, that any additional expenditure on advertising and marketing will have the desired impact on our services’ brand image and on customer preferences.  Our relationships with all of our customers will be new and may be terminated at any time.  We need to maintain and expand our relationships with potential users of our services and effectively manage these relationships.  If we fail to successfully manage our relationships with our customers, to build and maintain our brand image and Eco Tours, our reputation and/or our business may suffer.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer sole director, Mr. Donald Lindo, will only be devoting limited time to our operations.  Mr. Lindo intends to devote approximately 30% (15 hours a week) of his business time to our affairs.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is possible that the demands on Mr. Lindo from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Lindo may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

IF MR. LINDO, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE AN OFFICER OR A DIRECTOR.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Mr. Lindo, for the future success of our business.  The loss of the services of Mr. Lindo could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 68.96% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole officer and director, Mr. Donald Lindo, owns approximately 68.96% of issued and outstanding shares of our common stock.  Accordingly, he will be able to determine the outcome of all corporate transactions or other matters that require shareholder approval, including but not limited to, the election of directors, mergers, consolidations, and the sale of all or substantially all of our assets.  He will also have the power to prevent or cause a change in control.  The interests of our sole officer and director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

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BECAUSE MR. LINDO, OUR SOLE OFFICER AND DIRECTOR, IS NOT A RESIDENT OF THE UNITED STATES IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST HIM.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Donald Lindo our sole officer and director resides outside the United States.  If a shareholder desired to sue, the shareholder would have to serve a summons and complaint.  Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

BECAUSE THE COMPANY’S HEADQUARTERS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO AFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENT BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is a non-U.S. resident and our headquarters are located outside the United States.  Consequently, it may be difficult for investors to affect service of process in the United States and to enforce in the United States judgments obtained in United States courts based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Jamaica, it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  We are not raising any money in this offering.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES, AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop.  We plan to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of this Registration Statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the Over-The-Counter Bulletin Board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.  In such a case, shareholders may find that they are unable to achieve benefits from their investment.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES, AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop.  We plan to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of this Registration Statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the Over-The-Counter Bulletin Board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.  In such a case, shareholders may find that they are unable to achieve benefits from their investment.

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OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-The-Counter Bulletin Board.  If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

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Forward-Looking Statements

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the Over-The-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily, by using the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the Over-The-Counter Bulletin Board.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,041,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S promulgated pursuant to the Securities Act of 1933.  All shares were acquired in an offering made outside of the United States solely to non-U.S. persons, with no directed selling efforts in the United States and where offering restrictions were implemented.  The shares include the following:

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

The number of shares owned by each prior to this offering;

2.

The total number of shares that are to be offered for each;

3.

The total number of shares that will be owned by each upon completion of the offering; and

4.

The percentage owned by each upon completion of the offering.

Selling Shareholders
Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion of This Offering	Percentage of Shares owned Upon Completion of This Offering
Yanigue Grant	125,000	125,000	-0-	-0-
Neil Brokin	51,500	51,500	-0-	-0-
Mantia Patrick	29,000	29,000	-0-	-0-
Sydona Ward	100,000	100,000	-0-	-0-
Nicole Stone	100,000	100,000	-0-	-0-
Luckisa Williams	100,000	100,000	-0-	-0-
Altea Wynter	100,000	100,000	-0-	-0-
Sallisiha Livingston	60,000	60,000	-0-	-0-
Oswald McFarline	100,000	100,000	-0-	-0-
Potugaye Bogle	140,000	140,000	-0-	-0-
Koonan Bennette	61,000	61,000	-0-	-0-
Stephanie Williams	52,000	52,000	-0-	-0-
Ronian Lindo	91,500	91,500	-0-	-0-
Kimon Brodrick	90,000	90,000	-0-	-0-
Shauna- Kanye Clarke	95,500	95,500	-0-	-0-
Maya Cyrild	97,500	97,500	-0-	-0-
Petrina S. Bogle	46,000	46,000	-0-	-0-
Shawayne White	97,500	97,500	-0-	-0-
Ozzi Tomken	83,500	83,500	-0-	-0-
Jean Broderick	98,000	98,000	-0-	-0-
Cynthia Gunn	110,000	110,000	-0-	-0-
Roxanne Williams	95,000	95,000	-0-	-0-
Michael Cunningham	85,000	85,000	-0-	-0-
Stacy-Ann Ball	51,500	51,500	-0-	-0-
Oneil Nunkley	50,000	50,000	-0-	-0-
Tyrone Crossmna	100,000	100,000	-0-	-0-
Lois Strachan	92,500	92,500	-0-	-0-
Anthoniel Jofton	100,000	100,000	-0-	-0-
Simone Nesbeth	100,000	100,000	-0-	-0-
Asoneth Purrock	56,000	56,000	-0-	-0-
Jormaine Banks	49,000	49,000	-0-	-0-
Coreen Punnock	100,000	100,000	-0-	-0-
Sharna Jarret	80,000	80,000	-0-	-0-
Ishmael Pinnock	150,000	150,000	-0-	-0-
Elaine Burke	55,500	55,500	-0-	-0-
Christopher Reid	48,500	48,500	-0-	-0-
TOTALS	3,041,000	3,041,000	-0-	-0-

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 13,041,000 shares of common stock issued and outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

have ever been one of our officers or directors;

3.

is a broker-dealer; or a broker-dealer affiliate

11

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the Over-The-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by using the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the Over-The-Counter Bulletin Board.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “Commission”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules to deliver a standardized risk disclosure document prepared by the Commission, which contains:

- a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

- a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- a toll-free telephone number for inquiries on disciplinary actions;

- a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

- such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

- bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

12

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.01 per share.

Common Stock

As of December 31, 2011 there were 13,041,000 shares of our common stock issued and outstanding, held by 38 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Other Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

13

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Overview

We were incorporated in the State of Nevada on December 13, 2010.  To date, our business operations have been limited to primarily, the development of a business plan, and company website.  We operate an Eco-tour business in the Blue Mountain region of Jamaica, which include but is not limited to tour packages including the following:

-

Bus trips from major cities and resorts to Blue Mountain

-

Guided day tours provided by bus, bicycle, walking, or hiking, and/or a combination of the preceding.

-

Overnight expeditions; and

-

Extended expeditions with the option of assisted helicopter travel to explore the inaccessible backcountry and untouched beaches of the Blue Mountain Region.

(The use of helicopters will be contracted out to licensed helicopter charter companies at competitive rates from the Montego Bay and Kingston International Airports.)

We plan to expand our services to other Caribbean markets in the future if we have the available resources and growth to warrant it.  We are a development stage company and cannot state with certainty whether we will achieve profitability.  We do not have revenues yet, have minimal assets and have incurred losses since inception.  Our plan of operation is forward-looking.  It is likely that we will not be able to achieve profitability and might need to cease operations due to the lack of funding.  The company will use a demand-based pricing strategy that will be adjusted accordingly to maximize revenue and to reflect the seasonal variance of travelers.

Eco-tourism is defined as the conscientious travel to natural areas that protects the environment and improves the well being of local people.  It refers to the practice in which the place one visits is not harmed in any way, thereby maintaining the natural equilibrium of the area.  The principles of eco-tourism activities include conservation, local communities, and sustainable travel while raising awareness to the host country’s political, environmental, and social climate.

Based on these eco-tourism philosophies, Blue Mountain will specialize in providing guided hiking expeditions into the heart of Jamaica’s pristine Blue Mountains.  The Blue Mountain range sprawls across the eastern portion of the island for a length of 28 miles and an average width of about 12 miles.

The region’s diverse mountain forests have more than 800 species of endemic plants, the world’s second largest butterfly, Papilo homerus, and over 200 species of resident and migrant birds.  There are also more than 500 species of flowering plants of which almost one half are native to Jamaica.

14

Blue Mountain Eco Tours will fill a market need by offering tourists unforgettable hiking experiences into the most remote parts of this mountain region.  As a part of our long-term strategy we intend to build an exclusive base-camp and offer helicopter transportation to allow for greater access to area’s backcountry.  The expedition guides will enhance the customer experience by providing factual information and local stories about the history of the landscape, the Jamaican culture, and the common practices of local environmental conservation efforts.

The tourism sector in this region is buoyant.  According to the World Travel and Tourism Council, the Caribbean region’s tourism industry is expected to contribute USD$15.8 billion in 2011 to the local economies and it is expected to grow by 3.7% per annum to approximately USD$22.9 billion by 2021.  Jamaica hosts approximately 2 million tourists per year.  Canada and the United States, the country’s two primary tourist markets, account for over 81% of all arrivals.  Moreover, both of these source countries have shown an increase in the number of visitors to Jamaica at an annual growth rate of 5.8% and 7.5% respectively.  Jamaica’s eco-tourism market is increasing at an annual growth rate of 5%.

We maintain our statutory registered agent's office at 4421 Edward Avenue, Las Vegas, Nevada 89108. Our business office is located at 11 Rocky Road, Queensborough Drive, Kingston, Jamaica.  Our telephone number is 876-310-7166.

In the future, we intend to occupy four tourist information centers in Jamaica’s four largest tourist destination cities: Kingston, Ocha Rios, Montego Bay, and Negril.

Clients

Our president and director, Donald Lindo will market our product and negotiate with potential customers.  We expect that our potential clients will consist of tourists visiting the Island of Jamaica.  We intend to develop and maintain a database of potential customers who may want to use our services.  We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email and regular mail.  We plan to attend trade shows in our industry to showcase our services with a view to find new customers.  We will ask our satisfied customers for referrals.

We will market and advertise our service on our web site by showing its advantages over similar services offered by other companies.  We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

Sales and Marketing Strategy

We will use to its advantage the pre-established Internet presence of local

Jamaican tourist information websites to market its hiking expeditions to tourists, we will also focus on direct marketing efforts.  Company representatives will directly contact:

1.

Independent travel agencies in the US, Canada, and Europe

2.

Cruise lines and Airlines because of the activity packages they offer

3.

Local Jamaican hotels and tourist information websites

4.

Established online adventure enthusiast communities

The direct marketing efforts will consist of an online presence and direct mail campaigns. Micro-blogging utilities such as Twitter will be implemented, and social media websites such as Facebook and MySpace will be utilized as important promotional tactics.

In addition, other eco-tourism companies located around the world will be contacted, especially in the US and Canada, to set up possible website link exchanges.  This marketing tactic will be mutually beneficial to both cooperating companies as it is a way to promote the company at no cost and it is an excellent way to directly reach the company’s intended target market.

Advertisements will also be placed in adventure and tourism magazines and websites such as:

-

Backpacker (www.backpacker.com)

-

Caribbean Travel and Life (www.carribeantravelmag.com)

-

In Travel (www.intravelmag.com)

-

Adventure – National Geographic (www.adventure.nationalgeographic.com)

-

Tripadvisor.com

-

Lonelyplanet.com

-

Visitjamaica.com

-

Cometojamaica.com

Company’s marketing efforts will be supported by attractive marketing collateral such as brochures and flyers, and by a search engine optimized website.  Our website address is www.bluemountainecotours.net.

15

Blue Mountain’s Market Opportunity Matrix

Marketing Medium	Market Opportunity	Market Strategy
Travel Agencies	USA – Approximately 10,00 agencies, 30,000 independent contractors Canada – Approximately 2000 agencies, 10,000 independent contractors	- Direct marketing to travel agencies - Promote services, eco-tourism with social media and blogs - Blue Mountain website
Hotel and Resort Activity Packages

Breezes All Inclusive, Ritz Carlton, Hilton, Couple All Inclusive, Holiday Inn, Half Moon Royal Villas, Grand Palladium, Royal Decahedron, Royal Reef Hotel, Round Hill Hotel And Villas, Retreat Guesthouse Retreat Heights, Starfish Trelawney All Inclusive, Sunset-Beach-Resort-and-Spa, Toby's Resort, The Wexford and many others.

- Direct marketing to hotel and resorts - Promote services, eco-tourism with social media and blogs - Blue Mountain website
Online Destination Travel Tourists Forums, and Bulletin Boards	Lonelyplanet.com/thorntree Virtualtourist.com/ Fodors.com/community/ Tripadvisor.com/ ForumHome Travellerspoint.com/ forum.cfm	- Direct marketing access to travel enthusiasts - Promote services, eco-tourism with social media and blog - Blue Mountain website
Other eco-tourism companies offering guided hiking tours in other areas of the world	White Mountain Adventures, Banff, Canada Backloads Whistler, Canada Colorado Mountain Expeditions, US Big Wild Adventures, Montana, US Arizona Outback Adventures, US	- Website link sharing - Word of mouth advertising - Cross-distribution of promotional materials (i.e. brochures, business cards, etc.)

Tourism Industry Analysis

The global Tourism and Travel industry is highly sensitive to economic fluctuations such as the recent economic slowdown.  The recent global recession has undeniably impacted the travel and tourism industry worldwide.  According to the World Travel and Tourism Council (WTTC), the Travel and Tourism Economy GDP declined by about 5% in 2009, resulting in the loss of over 5.6 million jobs.  Nevertheless, the industry still remained relatively strong as it employed over 235 million people globally and generated 9.4% of the world’s GDP.  As a result of the global economic recovery process, the Travel and Tourism experienced 0.5% growth in 2010 and is forecasted to continue to gain momentum in 2011 with an annual growth of 3.2%.

In the long term, WTTC predicts that between 2010 and 2020 the global travel and tourism economy is expected to grow in real terms by 4.4% per annum; developing countries will contribute to the majority of this growth.  In particular, the Eco-tourism Industry, which makes up about 6% of the world’s GDP, is expected to grow at an annual rate is 5%.

The Caribbean region consists of the Caribbean Sea, more than 7,000 islands, and the surrounding coastlines.  The WTTC forecasts that the travel and tourism industry annually contributes more than USD$15.8 billion to the Caribbean economies; by 2021 this number are expected to increase to USD $22.9 billion.

The latest statistics released by the Caribbean Tourism Organization (CTO) that are provided in the following table show the number of tourists visiting each Caribbean destination in 2010 and the percentage change in arrivals from 2009.

Tourist Stop-over Arrivals to the Caribbean, 2010

Destination	Tourist	% Change
	Arrivals	Overall	Winter	Summer
Anguilla	40,134	11.1	9.3	12.9
Antigua & Barbuda *	188,189	-2.25	-1.7	-2.8
Aruba	747,663	1.95	3.7	0.2
Bahamas	1,091,012	4.45	0.7	8.2
Barbados P	532,180	1.95	-0.5	4.4
Belize	197,065	2.55	1.6	3.5
Bermuda *	185,183	-3.25	-8.1	1.6
Bonaire	35,173	4.1	7.1	1.1
British Virgin Islands	275,392	8.65	13.6	3.7
Cancun (Mexico)**	1,389,733	28	-0.6	56.6
Cayman Islands	288,272	3.4	0.6	6.2
Cuba	2,531,745	3.75	0.7	6.8
Curacao	309,319	-8.15	-11.6	-4.7
Dominica P	76,517	4.1	9.2	-1
Dominican Republic *	4,124,543	3.1	2.3	3.9
Grenada P	106,156	-6.4	-6.6	-6.2
Guyana	150,141	6.5	7.1	5.9
Jamaica P	1,916,301	5.25	7.3	3.2
Martinique	476,492	10.1	17.4	2.8
Montserrat	3,141	-7.7	-6.2	-9.2
Puerto Rico **	1,052,136	5.8	9.8	1.8
Saba	9,425	2.5	9.1	-4.1
Saint Lucia	305,937	9.65	8.9	10.4
St. Eustatius	6,699	8.65	18.3	-1
St. Maarten *	336,525	1.3	4.8	-2.2
St. Vincent & the Grenadines	63,444	-3.5	-2.9	-4.1
Trinidad & Tobago	101,716	-3.2	-6.4	0
U S Virgin Islands	691,194	5.3	11.5	-0.9

* Non-Resident Air Arrivals        ** Non-Resident Hotel registrations only

P Preliminary Figures                   # Winter - Jan to Apr; Summer - May to Dec

N.B: Figures are subject to revision by reporting countries

SOURCE - Data supplied by member countries and available as at February 11, 2011

Anguilla and Martinique were the only two Caribbean nations to report an overall increase of 10% or greater in the number of tourist arrivals between 2009 and 2010.  Seven other destinations reported an increase of 5% or higher in the total number foreign visitors, one of which was Jamaica.  Overall, 21 out of the 28 Caribbean countries reported an increase in stay-over arrivals from 2009 to 2010.

16

Travel and Tourism Market in Jamaica

According to the CTO, Jamaica saw an increase in tourist arrivals over the two year period from 2008 to 2010, of 1.76 million people to 1.91 million people – an increase of about 8%.  The major source tourist markets for Jamaica continue to be the United States, Canada, and Europe, with the US continuing to be the most significant source for Jamaican tourists supplying 65% of all the arriving tourists.

Stop-over tourists from Canada increased by 7.5% from 2009 to 2010 and in 2010 accounted for 16% of the Jamaica’s total tourist market where as the total number of US stop-over tourists increased by almost 6% for the same period.  In contrast to airline tourist arrivals, cruise passenger arrivals in 2009 had negative growth of 16% which was a direct result of the decline in numbers of ships docking in Jamaica, from 334 ships in 2009 versus 398 in 2008.

Jamaica is considered a year-round destination by tourists.  The peak season to travel is considered to be mid-December to mid-April which is generally the driest time of year in the Caribbean and the coldest time of year in the US Northeast and Midwest and in Canada.  Monthly tourist arrivals have been consistent over the past three years; however, these numbers peak in the months of March and July.

Competition

The Jamaica tourism industry is extremely fragmented and competitive.  Competitors will include companies with substantial customer bases and working history.  There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, client database, marketing, service, technical and other resources.  Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations.  There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Some of the competitive factors that may affect our business are as follows:

1. Number of Competitors Increase: other companies may follow our business model of offering consulting services to commercial mushroom growers in Poland and Europe, which will reduce our competitive edge;

2. Price: Our competitors may be offering similar service at a lower price forcing us to lower our prices as well and possibly offer our service at loss.

The Jamaica tourism industry is highly competitive and made-up of many providers that offer similar ranges of services.  The following two major firms currently dominate the Blue Mountain region, in addition to local entrepreneurs also offering guided tour services.

-

Blue Mountain Bike Tours

o

Service offering includes mountain bicycle rental and transportation to drop-off point for downhill bike adventures

-

Sun Venture Tours

o

Service offering includes hiking, sightseeing, birding, bicycle, adventure, nature, and educational tours and services; in particular, sunrise and sunset overnight hiking tours to the Peak of Blue Mountain

The competition in this market revolves around price and the extent and range of service offerings.  Hiking expeditions to the peak of Blue Mountain vary in length and difficulty, and the prices range is often between USD$50 and USD$250 per person per day, depending on the size of the hiking group and duration of the hike.

Blue Mountain Eco-Tours will offer customers the option of weeklong extended expeditions deep into the otherwise inaccessible backcountry.  Experienced guides with a commitment to environmental preservation and knowledgeable of the untouched backcountry landscape will provide an unforgettable experience for each individual customer.  These unique attributes offered by Blue Mountain Eco-Tours will provide the company with a competitive advantage over the hiking tours offered by other service providers in the region.  Blue Mountain Eco Tours will also compete on price by competitively pricing its service offerings.  It will constantly keep abreast of its competitors pricing strategies in order to adapt as proactively as possible.

17

Revenues

The company’s revenues will be what we charge our clients for our tours.  Please note that below numbers are estimated in nature and are meant to show the capacity of the company without hiring additional employees and not a guarantee of future revenues.

Estimated Prices for services offered are:

- Day Excursion: Pick up and drop off from hotel, the day trip includes exciting views and informational tour.  Knowledgeable guides will point out island highlights and make photo opportunity stops along the way.  Tour times range from 2-6 hours, and a maximum of 12 persons may register.  Prices will vary with the length of tour, and number of registrants, starting from USD 50.

Invoicing will be conducted on a daily basis, when a tour is offered.  Blue Mountain Eco Tours shall have discretion in selecting the dates and times it performs tours throughout the month giving due regard to the needs of the client’s, and seasonal demands.  All actual reasonable and necessary expenditures, which are directly related to the tour, are to be absorbed by the company.

We cannot guarantee that we will be able to find successful contracts with the potential customers with a demand for Eco Tours, in which case our business may fail and we will have to cease our operations.

Initially, our director Mr. Donald Lindo will work with the current tour operations, and continue to seek relationships with local tourism businesses and vacation resorts.  We cannot guarantee that we will be able to find successful contracts with Jamaican companies, in which case our business may fail and we will have to cease our operations.

Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees.  Identification of Certain Significant Employees

We are a development stage company and currently have one employee, other than our sole officer and director Donald Lindo.  We intend to hire additional employees on an as needed basis.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.  We do not believe that government regulation will have a material impact on the way we conduct our business.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 11 Rocky Road Queensborough, Kingston Jamaica, 19.  Our telephone number is 876-310-7166.  This is the office of our Director, Mr. Donald Lindo.  We do not pay any rent to Mr. Lindo and there is no agreement to pay any rent in the future.  Such costs are immaterial to the financial statements and, accordingly have not been reflected therein.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 4421 Edward Avenue Las Vegas, Nevada 89108.

18

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading   of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement we have 38 registered shareholders.

Rule 144 Shares

A total of 3,041,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144.  Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Securities Exchange Act of 1934 periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 145,000 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144. As of the date of this prospectus, persons who are our affiliates hold all of the 3,041,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

19

Plan of Operation

We are in the development stage of our business.  As a development stage company, we have yet to earn revenue from operations.  We may experience fluctuations in operating results in future periods due to a variety of factors, including our ability to obtain additional funding in a timely manner, and on terms favorable to us; our ability to successfully develop our business model, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, infrastructure and the implementation of marketing programs, key agreements and strategic alliances, and general economic conditions specific to our industry. To date, our business operations have been limited to primarily, the development of a business plan, and company website.  Our auditors have issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated any revenues and no revenues are anticipated until we implement our business plan and execute our first service agreement.  We are not raising any money in this offering.  Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole director Donald Lindo though we do not have an agreement from Mr. Lindo for such cash advances.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.  Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

We will not be conducting any product research or development.  We do not expect to purchase or sell plant or significant equipment.  Further we do not expect significant changes in the number of employees.  Upon completion of our public offering, our specific goal is to profitably sell our services.

Our plan of operations is as follows:

July - October 2012: Negotiate service agreements with potential customers.  Estimated amount of funds required: no material costs.

Initially, our sole officer and director, Mr. Lindo, will look for potential customers.

As of December 31, 2011 we have made contact with several tour operators as well as resorts.  To date no agreements have been signed.

Even though the negotiation of service agreements with tour operators will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures.  If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

We are not raising any money in this offering.  Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole director Mr. Lindo, though we do not have an agreement from Mr. Lindo for such cash advances.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.  Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

November-February, 2013: Commence Marketing Campaign.  Estimated amount of funds required: $3,000

We intend to use marketing strategies, such as web advertisements, direct mailing and phone calls to acquire potential customers.  We also expect to acquire new clients through “word of mouth" advertising, and referral where our clients will refer their colleagues to us.  We will encourage such advertising by rewarding the person who referred new clients to us.

We also plan to attend shows and exhibitions in the travel industry, which help tour operators, consultants and Travel agents, come face to face and find new business opportunities and partners.  We intend to spend about $3,000 on marketing efforts during the first year.  Marketing is an ongoing business requirement that will continue during the life of our operations.

February-May, 2013: Develop Website.  Estimated amount of funds required: $4,000

By August of 2012, assuming available resources and company growth as planned we intend to continue developing our website.  Our director, Mr. Lindo will be in charge of continuing our online campaign.  The online campaign costs, including updating the site design and implementation will be approximately $4,000.  Updating and improving the company website will continue throughout the lifetime of our operations.

May-August, 2013-2013: Set up Office.  Estimated amount of funds required: $3,000

By May 31, 2012, assuming available resources, we might plan to set up an office in Jamaica.  We believe that it will cost approximately $3,000 to set up an office and obtain the necessary office equipment/furniture.

Office requirements:

     Furnishings               $ 1,200

     Filing                        $ 800

     Print/Scan/Fax          $ 700

     Phone                        $ 100

     Miscellaneous           $ 200

Our sole officer and director Mr. Lindo will handle company administrative duties.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Expenses Over 12 Months
Marketing costs	$ 3,000
Website development costs	4,000
Estimated cost of this offering	12,005
Office Set Up	3,000
Costs associated with being a publicly reporting company	7,000
Total	$29,005

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Limited operating history; and the need for additional capital.

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in start-up stage operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.

We anticipate that additional funding will be from the sale of additional common stock.  We may seek to obtain short-term loans from our director as well, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.  If we are unable to raise the required financing, our operations could be materially adversely affected and we could be forced to cease operations.

Results of Operations for Year Ending December 31, 2011 and from December 13, 2010 (Date of Inception) to December 31, 2011

Revenues

We have had no operating revenues since our inception on December 13, 2010 to December 31, 2011.

Expenses

We incurred operating expenses in the amount of $35,440 for the year ended December 31, 2011 and total operating expenses of $45,440 for the period from our inception on December 13, 2010 to December 31, 2011.

For the year ended December 31, 2011, the operating expenses were comprised $20,006 in office and general and $15,374 in professional fees.  From our inception on December 13, 2010 to December 31, 2011 we incurred $30,006 in office and general expenses and $15,374 in professional fees.

Liquidity and Capital Resources

As of December 31, 2011, we had cash reserves of $1,884, and a working capital deficit of $5,490.

Cash Used in Operating Activities

Cash used in operating activities was $30,066 for the year ended December 31, 2011 and the same amount from our inception on December 13, 2010 to December 31, 2011.  We anticipate that cash used in operating activities will increase in 2012 as discussed under "Plan of Operations.”

Cash from Financing Activities

We have funded our business to date primarily from loans from related parties, as well as sales of our common stock.  From our inception, on December 13, 2010, to December 31, 2011, we have raised a total of $31,950 from private offerings of our securities and from loans from our director, which is the same for the year ended December 31, 2011.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Ram claim and our venture will fail.

21

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Donald Lindo	31

Executive Officers:

Name of Officer	Age	Office

Donald Lindo	31	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer, Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

Mr. Lindo has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our Incorporation on December 13, 2010.  Mr. Donald Lindo owns 68.96% of the outstanding shares of our common stock.  Since our inception on December 13, 2010, Mr. Lindo has been our President overseeing the day-to-day activities of the business.  Mr. Lindo began is a veteran of the Jamaican tourism industry.  From 1999 to 2010, he worked as a tour guide, educating visitors about the wonders of Jamaica.

In 2010, he started his own company, Blue Mountain Eco-tours located in Montego Bay, Jamaica providing hiking expeditions into the Blue Mountain region.  In his role as owner, he is responsible for the management of the company’s management, human resource, and financial functions.

Mr. Lindo has earned the Sustainable Travel International Certification.  Sustainable Travel International’s mandate is to promote responsible travel and ecotourism, supporting sustainable development, and helping travelers and travel providers protect the cultures and environments.  Certification helps travelers easily identify responsible tourism operators and to help tourism businesses manage their impacts.

These experiences, qualifications and attributes have led to our conclusion that Mr. Donald Lindo should be serving as president in light of the business and structure.  Mr. Lindo has not been a member of the board of directors of any Eco operations during the last five years.  Mr. Lindo intends to devote close to 30% (15 hours /week) of his time to planning and organizing activities of Blue Mountain, Eco Tours.

22

During the past ten years, Mr. Lindo has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Lindo was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Lindo’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  No term, however, has been accorded to Mr. Lindo’s term as a director.

Significant Employees

We have no significant employees other than our officer and sole director, Mr. Donald Lindo.

Audit Committee Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Donald Lindo, our President will be devoting approximately 30% (15 hours/week) of his time to our operations.  Because Mr. Lindo will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

23

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on December 13, 2010 to December 31, 2011 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principle Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)
Donald Lindo President, CEO, CFO, Treasurer, Chief Accounting Officer, Sole Director and Secretary	2010	-0-	-0-	$100,000	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its sole officer and director.

Mr. Donald Lindo currently devotes approximately 15 hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officers or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with Mr. Lindo.  We do not pay him for acting as a director or officer.

24

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class (2)
Common Stock	Donald Lindo (1) 11 Rocky Road, Queensborough, Kingston Jamaica, 19	10,000,000	68.96%
Common Stock	Officer and Director as a group that consists of one person	10,000,000	68.96%

(1)

 Mr. Lindo is our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Accounting Officer, sole Director and Secretary

(2)

The percent of class is based on 13,041,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, except as indicated:

• Any of our directors or officers;

• Any person proposed as a nominee for election as a director;

• Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

• Any relative or spouse of any of the foregoing persons who has the same house as such person;

• Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

On December 13, 2010 we issued a total of 10,000,000 shares of restricted common stock to Mr. Lindo for services valued at $100,000.

Disclosure of Commission Position of Indemnification for

Securities Act of 1933 Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

25

Financial Statements

Index to Financial Statements:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' DEFICIT

STATEMENTS OF CASH FLOW

NOTES TO FINANCIAL STATEMENTS

26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Blue Mountain Eco Tours Inc.

We have audited the accompanying balance sheets of Blue Mountain Eco Tours Inc. as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the twelve month period ended December 31, 2011 and the period from inception (December 13, 2010) through December 31, 2010.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Mountain Eco Tours Inc. as of December 31, 2011 and 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ M&K CPAS, PLLC

 www.mkacpas.com

Houston, Texas

April 24, 2012

F-1

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

BALANCE SHEETS

	December 31, 2011	December 31, 2010

ASSETS

CURRENT ASSETS
Cash	$1,884	$-
TOTAL ASSETS	$1,884	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,374	$-
Loans from Related Party	2,000	-
TOTAL CURRENT LIABILITIES	$7,374	$-

STOCKHOLDERS' EQUITY ( DEFICIT )
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
13,041,000 common shares at December 31, 2011
and 10,000,000 common shares at December 31, 2010	$13,041	$10,000
Additional Paid in Capital	117,369	90,000
Deficit accumulated during the development stage	(135,900)	(100,000)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	$(5,490)	$-
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,884	$-

The accompanying notes are an integral part of these financial statements

F-2

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

			Cumulative results
	Year	Period	from inception
	ended	ended	(December 13, 2010) to
	December 31, 2011	December 31, 2010	December 31, 2011
REVENUE

Revenues	$-	$-	$-
Total Revenues	$-	$-	$-

EXPENSES

Office and general	$20,066	$100,000	$120,066
Bad Debt	460	-	460
Professional Fees	15,374	-	15,374
Total Expenses	$35,900	$100,000	$135,900

NET LOSS	$(35,900)	$(100,000)	$(135,900)

BASIC AND DILUTED LOSS PER COMMON SHARE
	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

	$11,370,149	10,000,000

The accompanying notes are an integral part of these financial statements

F-3

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT
From inception (December 13, 2010) to December 31, 2011

					Deficit
	Common Stock				accumulated
			Additional		during the
	Number of		Paid-in		development
	shares	Amount	Capital		stage	Total
Balance at inception - December 13, 2010		-	-		-	-

Founder's stock issued on December 13, 2010
for services, at $0.001 per share	10,000,000	$10,000	$90,000	$	$-	$100,000

Net Loss to December 31, 2010					(100,000)	(100,000)

Balance, December 31, 2010	10,000,000	$10,000	$90,000	$	$(100,000)	$-

Common stock issued on July 31, 2011
for cash @$0.01 per share	3,041,000	3,041	27,369			30,410

Net Loss for the year ended December 31, 2011	-	-	-		(35,900)	(35,900)

Balance, December 31, 2011	13,041,000	$13,041	$117,369	$	$(135,900)	$(5,490)

The accompanying notes are an integral part of these financial statements

F-4

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOW

	Year	Period	December 13, 2010
	ended	ended	(date of inception) to
	December 31, 2011	December 31, 2010	December 31, 2011

OPERATING ACTIVITIES
Net loss	$(35,900)	$(100,000)	$(35,900)
Adjustment to reconcile net loss to net cash
used in operating activities
Founder's Shares	-	100,000	100,000
Bad Debt Expense	460	-	460
Increase (decrease) in accrued expenses	$5,374	$-	$5,374

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
	$(30,066)	$-	$(30,066)

FINANCING ACTIVITIES
Proceeds from sale of common stock	29,950	-	29,950
Loan from related party: Borrowings	12,000	-	12,000
Paid	(10,000)	-	(10,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES
	$31,950	$-	$31,950

NET INCREASE ( DECREASE) IN CASH	$1,884	$-	$1,884

CASH, BEGINNING OF PERIOD	$-	$-	$-

CASH, END OF PERIOD	$1,884	$-	$1,884

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-	$-

Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

F-5

BLUE MOUNTAIN ECO TOURS, INC.
(A Development Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

December 31, 2011

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Blue Mountain Eco Tours, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totaling $45,440.  The Company was incorporated on December 13, 2010 in the State of Nevada and established a fiscal year end at December 31.  The Company is a development stage company as defined in FASB ASC 915 organized to engage in Caribbean eco tours.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company.  These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Equivalents
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with the maturity of three months or less to be cash equivalents. There were no cash equivalents as of Decembber 31, 2011.

Advertising
Advertising costs are expensed as incurred. As of December 31, 2011, no advertising costs have been incurred.

Property
The Company does not own or rent any property. The office space is provided by the president at no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options. Founder's shares issued were treated as compensation.

Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on December 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will become effective for the Company on December 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements.

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”. This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. ASU 2011-02 has become effective for the Company on September 1, 2012. The Company does not believe that the guidance will have a material impact on its financial statements.

In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of supplementary pro forma information for business combinations.” This update changes the disclosure of pro forma information for business combinations. These changes clarify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. Also, the existing supplemental pro forma disclosures were expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In December 2010, the FASB issued ASU 2010-28, “Intangible –Goodwill and Other (Topic 350): When to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts.” This update requires an entity to perform all steps in the test for a reporting unit whose carrying value is zero or negative if it is more likely than not (more than 50%) that a goodwill impairment exists based on qualitative factors, resulting in the elimination of an entity’s ability to assert that such a reporting unit’s goodwill is not impaired and additional testing is not necessary despite the existence of qualitative factors that indicate otherwise. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company has a working capital deficit of $5,490, an accumulated deficit of $135,900 and net loss from operations since inception of $135,900.  The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing shares.

The officer and director has committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.
On December 13, 2010, the director of the Company was granted 10,000,000 shares of the common stock in the Company at $0.01 per share for services of $100,000.
On July 31, 2011 the Company issued 3,041,000 shares at $0.01 per share for $30,041 of which $460 has been written off.
As of December 31, 2011, the Company has not granted any stock options and founder's shares issued were treated as compensation.

NOTE 5 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The recorded values of long-term debt approximate their fair values, as interest approximates market rates. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

·         Level 1. Observable inputs such as quoted prices in active markets;

·         Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

·         Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments are cash, accounts receivable, and accounts payable. The recorded values of cash, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.

The following table presents assets that were measured and recognized at fair value as of December 31, 2011 and the year then ended on a recurring basis:

Description                                       Level 1                        Level 2                         Level 3                          Total Realised Loss

                                                        $         -                     $           -                       $            -                              $                     -

Totals                                               $         -                     $           -                       $            -                              $                     -

NOTE 6 – LOAN PAYABLE – RELATED PARTY LOANS

As of December 31, 2011, net advances from a director of the Company were $2,000, $12,000 of which were borrowings and $10,000 were repayments.  The amount is unsecured, non-interest bearing and is due on demand.  Imputed interest is immaterial.

NOTE 7 – INCOME TAXES

The Company has losses carried forward for income tax purposes for December 31, 2011.  There are no current or deferred tax expenses for the period ended December 31, 2011 due to the Company’s loss position.  The Company has fully reserved for any benefits of these losses.  The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate.  Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period.

Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

	December 31, 2011	December 31, 2010
Net operating loss carry forward	135,900	0
Effective Tax rate	35%	35%
Deferred Tax Assets	47,565	0
Less: Valuation Allowance	(47,565)	0
Net deferred tax asset	$ 0	$ 0

The net federal operating loss carry forward will expire between 2029 and 2030.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381. In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions as of any date on or before December 31, 2011.

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no events to disclose.

F-8

BLUE MOUNTAIN ECO TOURS INC.

3,041,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (180 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.48
Transfer Agent Fees	$0.00
Accounting fees and expenses	$6,000.00
Legal fees and expenses	$10,000.00
Edgar filing fees	$2,000.00
Miscellaneous (printing, etc.)	$1,996.52
Total	$20,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

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Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, the Articles or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, the Articles or our Bylaws.  Our obligation of indemnification, if any, shall be conditioned on our receiving prompt notice of the claim and the opportunity to settle and defend the claim.  We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of ours.

Our bylaws provide that we will advance all expenses incurred to our directors, officers, employees and agents to the extent permitted by law, our Articles or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, the Articles or our Bylaws.  Our obligations of indemnification, if any, shall be conditioned on our receiving of prompt notice of the claim and the opportunity to settle and defend the claim.  We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of ours.

Recent Sales of Unregistered Securities

On December 13, 2010, the director of the Company was granted 10,000,000 shares of the common stock in the Company at $0.01 per share for services of $100,000.

On July 31, 2011 the Company issued 3,041,000 shares at $0.01 per share for $30,041, of which $460 has been written off.

All of the above shares were issued pursuant to private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

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Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Certificate of Amendment
3.3	By-Laws
5.1	Legal Opinion of Dean Law Corp., with consent to use
23.1	Consent of M&K CPAS, PLLC

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kingston, Jamaica on the 24th day of April, 2012.

BLUE MOUNTAIN ECO TOURS INC. By: /s/ Donald Lindo Donald Lindo President, Chief Executive Officer, Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Donald Lindo	President, Chief Executive Officer,	April 24, 2012
Donald Lindo	Principal Executive Officer, Principal Financial Officer Principal Accounting offer and Director

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